Exhibit 99.1

Schedule A – Federal Home Loan Bank of Dallas

		Settlement	Maturity	Next			Rate Type/Rate		Initial
Trade Date	CUSIP	Date	Date	Pay Date	Call Type (1)	Call Style (2)	Sub-Type (3)(4)	Next Call Date	Coupon Rate	Par Amount
8/13/2009	3133XRY46	8/17/2009	9/9/2011	9/9/2009	Non-	N/A	Fixed/	N/A	3.75%	$50,000,000
					Callable		Constant

8/13/2009	3133XUND1	8/24/2009	8/24/2012	2/24/2010	Optional	American	Fixed/	2/24/2010	2.30%	$25,000,000
					Principal		Constant
					Redemption

8/17/2009	3133XUNY5	8/25/2009	5/25/2011	2/25/2010	Optional	Bermudan	Fixed/	11/25/2009	0.75%	$15,000,000
					Principal		Step Up
					Redemption

8/17/2009	3133XUNS8	9/4/2009	9/4/2012	3/4/2010	Optional	American	Fixed/	3/4/2010	2.25%	$25,000,000
					Principal		Constant
					Redemption

8/18/2009	3133XUPC1	9/15/2009	3/15/2013	3/15/2010	Optional	European	Fixed/	9/15/2010	2.35%	$15,000,000
					Principal		Constant
					Redemption

8/18/2009	3133XUPF4	9/10/2009	9/10/2019	12/10/2009	Optional	Bermudan	Variable/	12/10/2009	*	$10,000,000
					Principal		Capped Floater
					Redemption

* 3-month LIBOR rate plus 120 basis points with a coupon cap of 7.0 percent

1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.